Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES THIRD QUARTER RESULTS

•	Revenue of $143 million

•	GAAP earnings of $0.02 per diluted share

•	Non-GAAP earnings of $0.53 per diluted share

•	Ended quarter with $105 million in cash

Fort Collins, Colo., November 4, 2013 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the third quarter ended September 30, 2013. The company reported third quarter sales of $142.9 million compared with $139.7 million in the second quarter of 2013 and $117.5 million in the third quarter of 2012. Income from continuing operations was $687,000 or $0.02 per diluted share. On a non-GAAP basis, income from continuing operations was $21.7 million or $0.53 per diluted share. The non-GAAP measures exclude, on an after tax basis, $22.4 million in restructuring charges, $3.6 million of stock-based compensation, $549,000 of intangible amortization and a $5.6 million benefit from a non-recurring tax release item. A reconciliation of non-GAAP income from continuing operations and earnings per share is provided in the tables below. It is important to note that based on our current mix of profits our effective tax rate has declined to approximately 12.5%. The company ended the quarter with $104.7 million in cash and marketable securities, a sequential increase of $5.6 million.
“As we approach the end of 2013, we had yet another sound quarter reflecting the significant progress we are making towards our strategic objectives,” said Garry Rogerson, CEO. “Once again, we returned value to our shareholders by continuing to grow operating profit and earnings per share on a non-GAAP basis. Since the beginning of 2013, we have increased our operating income excluding restructuring by nearly 140%, from $7.7 million in the first quarter, to $12.6 million in the second quarter, to $18.3 million in the third quarter. Clearly, we are demonstrating the effectiveness of our low-cost, distributed R&D, centralized manufacturing model. With increasing backlog, a growing number of new products and entrance into new applications and geographies, we believe we are poised for continued profitable growth opportunities as we head into 2014.”

Thin Films
Thin Films sales were $75.4 million in the third quarter of 2013, a 5.2% increase from $71.7 million in the second quarter of 2013 and a 32.8% increase from $56.8 million in the third quarter of 2012. The increase was driven by improved conditions across all of our served markets with the exception of flat panel display applications, where OEMs digested recent capital investments. In addition, we are increasing our penetration of existing applications and expanding into new ones such as environmental and hard coating applications.
Solar Energy
Solar Energy sales were $67.5 million in the third quarter of 2013, roughly flat with $68.0 million in the second quarter of 2013 and an increase of 11.1% from $60.7 million in the third quarter of 2012. Backlog continued to build due to the growing demand for the one megawatt product slated to begin shipping at the end of the fourth quarter and the three-phase string product line.
Income from Continuing Operations
Income from continuing operations for the third quarter was $687,000 or $0.02 per diluted share, compared with a loss from continuing operations of $9.8 million or $0.24 per diluted share in the second quarter of 2013, and income from continuing operations of $5.7 million or $0.15 per diluted share in the same period last year. On a non-GAAP basis, excluding the impact of the items mentioned above, income from continuing operations grew to $21.7 million or $0.53 per diluted share, from $13.9 million or $0.35 per diluted share in the second quarter of 2013.
Restructuring Activities
After the acquisition of the three-phase string product line in April 2013, the company undertook a major restructuring to take advantage of additional future cost saving opportunities. These activities include the consolidation of certain facilities, product rationalization and further centralization of manufacturing. During the third quarter, the company recorded a pre-tax restructuring charge of $19.9 million, $18.5 million of which was non-cash. The company has now completed virtually all of these restructuring actions. The total charges related to these activities were $44 million, of which $36.2 million was non-cash. We expect this restructuring to provide additional cost savings in the range of $20 to $22 million annually, including approximately $14 million of cash savings. These cost savings activities, along with those previously announced are expected to deliver annual savings of approximately $72 to $77 million by 2014.
Fourth Quarter 2013 Guidance
The company anticipates fourth quarter 2013 results from continuing operations to be within the following ranges assuming a fourth quarter actual tax rate of 0%.:

•	Sales of $145 million to $155 million

•	Earnings per share of $0.47 to $0.52, excluding restructuring charges of approximately $500,000

•	Non-GAAP earnings per share of $0.59 to $0.63

Third Quarter 2013 Conference Call
Management will host a conference call tomorrow, Tuesday, November 5, 2013, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 877-703-6104. International callers may access the call by dialing 857-244-7303. Participants will need to provide conference pass code 58950433. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888 and enter pass code 33676878. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, thin-film manufacturing and solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition -related costs, stock based compensation and amortization of intangibles and tax release items. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. While some of these excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s expectations with respect to guidance to financial results for the fourth quarter ending December 31, 2013, anticipated cost savings, market performance, future charges, positioning of the company and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the acquisition of REFUsol including the successful integration of operations of REFUsol  and associated restructuring costs; the retention of key employees of REFUsol, expectations surrounding the benefits of the REFUsol  products, the total available market for 3-

phase string solar inverters particularly in Europe, India and the United States, expectations regarding sales of the REFUsol  products, the continuation of feed-in-tariffs and other incentives in Europe and elsewhere, expectations surrounding REFUsol 's fabless manufacturing model, as well as the effects of global macroeconomic conditions upon demand for such products, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in North America and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company's ability to realize benefits from cost improvement efforts including avoided costs, any restructuring plans and any inorganic growth, the ability to obtain materials and manufacture products, and unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. As reiterated previously, aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.
###

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012

SALES	$142,899	$117,515	$139,711	$394,424	$338,960
COST OF SALES	86,688	71,788	86,452	243,115	209,760
GROSS PROFIT	56,211	45,727	53,259	151,309	129,200
	39.3%	38.9%	38.1%	38.4%	38.1%
OPERATING EXPENSES:
Research and Development	15,105	14,564	15,740	45,098	44,181
Selling, general, and administrative	22,138	16,806	22,910	62,702	53,571
Restructuring charges and asset impairment	19,884	3,003	24,206	44,090	5,434
Amortization of intangible assets	626	1,416	1,975	4,814	4,139
Total operating expenses	57,753	35,789	64,831	156,704	107,325

Operating income (loss)	(1,542)	9,938	(11,572)	(5,395)	21,875

Other income (expense), net	164	65	(330)	(369)	2,251
Income (loss) from continuing operations before income taxes	(1,378)	10,003	(11,902)	(5,764)	24,126
Provision (benefit) for income taxes	(2,065)	4,268	(2,120)	(3,495)	8,824
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	687	5,735	(9,782)	(2,269)	15,302

Income from discontinued operations, net of income taxes	—	—	—	—	430

NET INCOME (LOSS)	$687	$5,735	$(9,782)	$(2,269)	$15,732

Basic weighted-average common shares outstanding	39,878	37,807	39,453	39,369	39,148
Diluted weighted-average common shares outstanding	40,577	38,330	40,150	40,150	39,720

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS (LOSS) PER SHARE	$0.02	$0.15	$(0.25)	$(0.06)	$0.39
DILUTED EARNINGS (LOSS) PER SHARE	$0.02	$0.15	$(0.24)	$(0.06)	$0.39

DISCONTINUED OPERATIONS:
BASIC EARNINGS PER SHARE	$—	$—	$—	$—	$0.01
DILUTED EARNINGS PER SHARE	$—	$—	$—	$—	$0.01

NET INCOME (LOSS):
BASIC EARNINGS (LOSS) PER SHARE	$0.02	$0.15	$(0.25)	$(0.06)	$0.40
DILUTED EARNINGS (LOSS) PER SHARE	$0.02	$0.15	$(0.24)	$(0.06)	$0.40

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2013	2012*
ASSETS	UNAUDITED

Current Assets:
Cash and cash equivalents	$92,449	$146,564
Marketable securities	12,277	25,683
Accounts receivable, net	130,311	83,914
Inventories, net	123,152	81,482
Deferred income tax assets	19,465	19,477
Income taxes receivable	9,249	4,315
Other current assets	13,908	9,075
Total current assets	400,811	370,510

Property and equipment, net	36,348	39,523

Deposits and other	7,641	7,529
Goodwill and intangibles, net	168,926	106,600
Deferred income tax assets	13,953	13,998
Total assets	$627,679	$538,160

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$67,563	$41,044
Other accrued expenses	51,235	47,602
Notes payable to banks	11,436	—
Total current liabilities	130,234	88,646

Long-term liabilities	82,604	61,883

Total liabilities	212,838	150,529

Stockholders' equity	414,841	387,631
Total liabilities and stockholders' equity	$627,679	$538,160

* December 31, 2012 amounts are derived from the December 31, 2012 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
SALES:
Thin Films	$75,409	$56,780	$71,702	$208,888	$182,013
Solar Energy	67,490	60,735	68,009	185,536	156,947
Total Sales	$142,899	$117,515	$139,711	$394,424	$338,960

OPERATING INCOME:
Thin Films	$18,150	$6,065	$14,406	$40,067	$18,113
Solar Energy	192	7,410	(1,772)	(1,372)	10,643
Total segment operating income	18,342	13,475	12,634	38,695	28,756
Corporate expenses	—	(534)	—	—	(1,447)
Restructuring charges	(19,884)	(3,003)	(24,206)	(44,090)	(5,434)
Other income (expense), net	164	65	(330)	(369)	2,251
Income (loss) from continuing operations before income taxes	$(1,378)	$10,003	$(11,902)	$(5,764)	$24,126

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and income from operations, excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012

Gross Profit, as reported	$56,211	$45,727	$53,259	$151,309	$129,200
Operating expenses, as reported	57,753	35,789	64,831	156,704	107,325
Adjustments:
Restructuring charges	(19,884)	(3,003)	(24,206)	(44,090)	(5,434)
Acquisition-related costs	—	—	—	(1,093)	—
Stock-based compensation	(4,106)	(2,835)	(3,170)	(9,310)	(10,072)
Amortization of intangible assets	(626)	(1,416)	(1,975)	(4,814)	(4,139)
Non-GAAP operating expenses	33,137	28,535	35,480	97,397	87,680
Non-GAAP income from operations	$23,074	$17,192	$17,779	$53,912	$41,520

Reconciliation of Non-GAAP measure - income from continuing operations excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012

Income (loss) from continuing operations, net of tax, as reported	$687	$5,735	$(9,782)	$(2,269)	$15,302
Adjustments, net of tax
Restructuring charges	22,441	1,849	19,579	42,020	3,408
One-time gain on sale of flow assets	—	—	—	—	(1,452)
Acquisition-related costs	—	—	—	993	—
Stock-based compensation	3,601	1,806	2,524	7,972	6,416
Amortization of intangible assets	549	902	1,573	4,132	2,637
Nonrecurring tax release items	(5,608)	—	—	(5,608)	—
Non-GAAP income from continuing operations, net of tax	$21,670	$10,292	$13,894	$47,240	$26,311

Reconciliation of Non-GAAP measure - per share earnings from continuing operations excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012

Diluted earnings (loss) per share from continuing operations, as reported	$0.02	$0.15	$(0.24)	$(0.06)	$0.39
Add back:
per share impact of Non-GAAP adjustments, net of tax benefit	0.51	0.12	0.59	1.24	0.27
Non-GAAP per share earnings from continuing operations	$0.53	$0.27	$0.35	$1.18	$0.66

Reconciliation of Non-GAAP measure - operating income excluding restructuring	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012

Operating income (loss), as reported	$(1,542)	$9,938	$(11,572)	$(5,395)	$21,875
Adjustment:
Restructuring charges	19,884	3,003	24,206	44,090	5,434
Non-GAAP operating income excluding restructuring charges	$18,342	$12,941	$12,634	$38,695	$27,309

Reconciliation of Non-GAAP measure - income from operations and per share earnings excluding restructuring	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012

Net income (loss) from continuing operations, as reported	$687	$5,735	$(9,782)	$(2,269)	$15,302
Adjustments, net of tax:
Restructuring charges	22,441	1,849	19,579	42,020	3,408
Non-GAAP income from continuing operations, net of tax excluding restructuring charges	$23,128	$7,584	$9,797	$39,751	$18,710

Diluted weighted-average common shares outstanding	40,577	38,330	40,150	40,150	39,720
Non-GAAP per share earnings from continuing operations excluding restructuring charges	$0.57	$0.20	$0.24	$0.99	$0.47